BOISE CASCADE CORPORATION

     SUPPLEMENTAL EARLY RETIREMENT PLAN FOR EXECUTIVE OFFICERS

                (As Amended Through July 26, 1988)

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                     BOISE CASCADE CORPORATION
     SUPPLEMENTAL EARLY RETIREMENT PLAN FOR EXECUTIVE OFFICERS


                        ARTICLE I:  PURPOSE

     The purpose of this Supplemental Plan is to facilitate the orderly succession of Executive Officers with continuity of management by providing additional Early Retirement Benefits for the Executive Officers.


             ARTICLE II:  DEFINITIONS AND CONSTRUCTION

     2.1 Definitions: The following words and phrases shall have the meaning set forth below, unless the context clearly indicates to the contrary:

          (a) "Board of Directors" shall mean the Board of Directors of Boise Cascade Corporation.

          (b) "Change in Control" shall mean a Change in Control of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor provisions, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or an employee benefit plan maintained by the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority thereof.

          (c) "Committee" shall mean the Retirement Committee of the Company appointed by the Board of Directors, which in addition to its other duties and responsibilities, shall have the duties and responsibilities set out in Article V of this Supplemental Plan.

          (d) "Company" shall mean Boise Cascade Corporation, a corporation organized and existing under the laws of the State of Delaware, or its successor or successors.

          (e) "Competitor" shall mean any business, foreign or domestic, which is engaged, at any time relevant to the provisions of this Supplemental Plan, in the manufacture, sale or distribution of products, or in the providing of services, in competition with products manufactured, sold or distributed, or services provided, by the Company.

          (f) "Deferred Compensation and Benefits Trust" shall mean an irrevocable trust or trusts established or to be established by the Company with an independent trustee or trustees for the benefit of persons entitled to receive payments or benefits here-under, the assets of which nevertheless will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency and with respect to which the Company shall have received a ruling from the Internal Revenue Service that the trust is a "grantor trust" for federal income tax purposes.

     The Deferred Compensation and Benefits Trust contains the following additional provisions:

     (A) If a Change in Control of the Company does not occur within one year after the Potential Change in Control, the Company may reclaim the assets transferred to the trustee or trustees subject to the requirement that it be again funded upon the occurrence of another Potential Change in Control.

     (B) Upon a Change in Control, the assets of the Deferred Compensation and Benefits Trust shall be used to pay benefits under this Plan, except to the extent such benefits are paid by the Company, and the Company and any successor shall continue to be liable for the ultimate payment of those benefits.

     (C) The Deferred Compensation and Benefits Trust will be terminated upon the exhaustion of the trust assets or upon payment of all the Company's obligations.

     (D) The Deferred Compensation and Benefits Trust shall contain other appropriate terms and conditions consistent with the purposes sought to be accomplished by it. Prior to a Change in Control, the Deferred Compensation and Benefits Trust may be amended from time to time by the Company, but no such amendment may substantially alter any of the provisions set out in the preceding paragraphs.

          (g) "Early Retirement Date" shall mean the first day of the month coincident with or next following an Executive Officer's fifty-fifth birthday. If an Executive Officer does not actually end employment with the Company as of the date indicated in the preceding sentence but does terminate at a later date which is before his Normal Retirement Date, the term "Early Retirement Date" shall refer, if the context so indicates, to the date of actual retirement.

          (h) "Early Retirement Benefits" shall mean the benefits that will be paid to an Executive Officer who retires from the Company under the provisions of this Supplemental Plan.

          (i) "Effective Date" shall mean the date this Supplemental Plan becomes effective as established by the Board of Directors.

          (j) "Involuntary Retirement" shall mean the termination of employment of an Executive Officer by action of the Company or the Board of Directors prior to an Executive Officer's Normal Retirement Date but after the Executive Officer has completed ten or more years of service and has reached the age of at least fifty-five years.

          (k) "Executive Officer" shall mean any person employed by the Company as an executive officer as that term is defined by the Securities and Exchange Commission.

          (l) "Normal Retirement Date" shall mean the first day of the month coincident with or next following an Executive
Officer's sixty-fifth birthday.

          (m) "Potential Change in Control" shall mean the occurrence of any of the following events: (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company, (B) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company; (C) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities; or (D) the Board of Directors adopts a resolution to the effect that a Potential Change in Control of the Company for purposes of this Agreement has occurred.

          (n) "Salaried Plan" shall mean the Boise Cascade Corporation Pension Plan for Salaried Employees and the Boise Cascade Corporation Excess Benefit Plan as they currently are in effect and as amended from time to time after the Effective Date of this Supplemental Plan.

          (o)  "Supplemental Plan" shall mean the Boise Cascade
Corporation Supplemental Early Retirement Plan for Executive
Officers as set forth herein and as amended from time to time after the Effective Date.

     2.2 Construction: Except to the extent pre-empted by federal law, this Supplemental Plan shall be construed according to the laws of the State of Idaho. The masculine gender, where appearing in this Supplemental Plan, shall be deemed to include the feminine gender. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to the entire Supplemental Plan, not to any particular provision or section.


      ARTICLE III:  ELIGIBILITY FOR EARLY RETIREMENT BENEFITS

     3.1 Eligibility: An Executive Officer with ten or more years of service with the Company, as defined in the Salaried Plan, whose employment with the Company is terminated through Involuntary Retirement, or who elects early retirement on or after his Early Retirement Date but before his Normal Retirement Date, shall receive the Early Retirement Benefits as set forth in Article IV herein; provided, however, that in the event an Executive Officer's employment is terminated for "cause," as that term is defined by the severance policy of the Company, the Executive Officer shall not be eligible to receive any benefits under this Supplemental Plan.

     3.2 Notice: If an Executive Officer is required to take Involuntary Retirement under this Supplemental Plan, he shall be given a written notice thereof and shall be advised of the Early Retirement Benefits to be paid hereunder. Additionally, any eligible Executive Officer desiring to retire under the terms of this Supplemental Plan on or after his Early Retirement Date shall notify the Company of his decision, in writing, at least 30 days in advance of his Early Retirement Date.


              ARTICLE IV:  EARLY RETIREMENT BENEFITS

     4.1 Early Retirement Benefits: An Executive Officer who is eligible to retire on his Early Retirement Date but before his Normal Retirement Date and who elects to retire, or who is required to take Involuntary Retirement by the Company during that period, shall receive the Early Retirement Benefits as set forth in
Section 4.2 herein.

     4.2  Computation of Early Retirement Benefits:  The Early
Retirement Benefits payable to any Executive Officer who is covered by the provisions of Section 4.1 hereof shall be calculated as follows:

          Until age 65, the Early Retirement Benefits payable here-under shall be an amount equal to the Basic Pension Benefit that would have been payable at age 65 under the Salaried Plan (before reduction to reflect any retirement option selected by the Executive Officer pursuant to Article VII of the Salaried Plan) without reduction on account of early retirement.

          Notwithstanding the foregoing, an Executive Officer may make an irrevocable written election at any time up to and includ-ing Early Retirement to receive, as an alternative to the amounts described above, Early Retirement Benefits commencing upon Early Retirement equal to the difference between (1) the amount of the Basic Pension Benefit, as defined in the Salaried Plan (before the reduction to reflect any retirement option selected by the Execu-tive Officer pursuant to Article VII of the Salaried Plan), payable to the Executive Officer as of his Early Retirement Date, without reduction for early retirement under the Salaried Plan, and (2) the amount of the Basic Pension Benefit, as defined in the Salaried Plan (before the reduction to reflect any retirement option se-lected by the Executive Officer pursuant to Article VII of the Salaried Plan), payable to the Executive Officer as of his Early Retirement Date, after application of the reduction factors as set forth in Article VI of the Salaried Plan due to the Executive Offi-cer's election to retire on or after his Early Retirement Date.

          If the calculations made pursuant to this Section 4.2 produce no Early Retirement Benefits for an Executive Officer, then this Supplemental Plan shall not apply to that Executive Officer.

          The Company will be secondarily liable for the payment of any amounts that are payable from the Salaried Plan.

     4.3 Manner and Adjustment of Payment: The Early Retirement Benefits, as computed in Section 4.2 hereof and as provided hereunder, shall, except as provided in Section 4.6 hereof, become an unfunded general obligation of the Company and shall be paid to the Executive Officer in monthly installments as a supplemental retirement benefit. The Early Retirement Benefits shall be paid in the same form as the Executive Officer's benefits selected under the Salaried Plan and shall be actuarially reduced to reflect the optional form of payment, if any, selected by the Executive Officer under Article VII of the Salaried Plan.

     4.4 Executive Officer Not to Compete: If an Executive Officer who is receiving Early Retirement Benefits hereunder and who has not yet reached his Normal Retirement Date provides significant services as an employee or consultant, or otherwise renders services of a significant nature for remuneration, to a Competitor, the Company may, in its discretion, cancel all further Early Retirement Benefits due to be payable to the Executive Officer hereunder; and after the date of cancellation, the Executive Officer shall forfeit all future benefits under this Supplemental Plan. The Company may, in its discretion, consent to an Executive Officer's rendering services to a Competitor; and if it does so consent, it may place whatever limitations it considers appropriate on the consent. If the Executive Officer breaches the terms of the consent, the Company may, in its discretion, cancel all further Early Retirement Benefits due to be payable to the Executive Officer hereunder; and after the date of cancellation, the Executive Officer shall forfeit all future benefits under this Supplemental Plan.

     4.5 Supplemental Survivor's Retirement Benefit: In the event an Executive Officer eligible for an Early Retirement supplement under the terms of this Supplemental Plan terminates employment by reason of death, his spouse, if any, shall be eligible to receive a supplemental Survivor's Retirement Benefit under this Plan. The amount of the supplemental Survivor's Retirement Benefit shall be equal to the difference between the Survivor's Retirement Benefit payable under the terms of the Salaried Plan and the amount to which the spouse would be entitled under the terms of both this Supplemental Plan and such Salaried Plan if the employee had elected Early Retirement on the date of his death and had elected to receive benefits in the form of a 50% Joint and Survivor Annuity with the spouse as joint annuitant. A surviving spouse shall not be eligible for a supplemental survivor's benefit under this Plan unless the spouse is eligible for a survivor's benefit under the terms of the Salaried Plan.

     4.6 Deferred Compensation and Benefits Trust: The Company is establishing a Deferred Compensation and Benefits Trust ("Trust), and shall comply with the terms of the Trust. Upon the occurrence of any Potential Change in Control of the Company, the Company shall transfer to the Trust an amount of cash, marketable securities, or other property acceptable to the trustee(s) equal in value to 105 percent of the amount necessary, on an actuarial basis and calculated in accordance with the terms of the Trust, to pay the Company's obligations under this Agreement (the "Funding Amount"). The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee(s) subject to and in accordance with the terms of the Trust. In addition, from time to time the Company shall make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee(s) as may be necessary in order to maintain the Funding Amount with respect to this Plan. For purposes of calculating the amount required to be transferred by the Company to the Trust, any Executive Officer whose employment has not been previously terminated shall be deemed to have elected to retire upon the later of the second anniversary of the Potential Change in Control or the date as of which that calculation is being made and not to have elected the alternative Early Retirement Benefits under Section 4.2 hereof.


     ARTICLE V:  DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

     5.1 Committee's Powers: Except as otherwise provided in the Supplemental Plan with regard to the powers of the Company, the Committee shall have control of administration of the Plan, with all powers necessary to enable it to carry out its duties hereunder. The Committee shall have the right to inspect the records of the Company whenever such inspection may be reasonably necessary in order to determine any fact pertinent to the performance of the duties of the Committee. The Committee, however, shall not be required to make such inspection but may, in good faith, rely on any statement of the Company or any of its officers or employees.

     5.2 Copy of Supplemental Plan to Be Furnished: The Committee shall furnish a copy of this Supplemental Plan to all present and future Executive Officers of the Company who are or become entitled to be covered under this Supplemental Plan as eligible Executive Officers.

     5.3 Records: The Committee shall keep a complete record of all its proceedings and all data necessary for administration of the Supplemental Plan.

     5.4 Appeal Procedure: If any Executive Officer feels aggrieved by any decision of the Committee concerning his benefits hereunder, the Committee shall provide, upon written request of the Executive Officer, specific written reasons for the decision. The Committee shall afford an Executive Officer whose claim for benefits has been denied 60 days from the date notice of denial is mailed in which to request a hearing before the Committee. If an Executive Officer requests a hearing, the Committee shall review the written comments, oral statements and any other evidence presented on behalf of the Executive Officer at the hearing and render its decision within 60 days of such hearing. If the Executive Officer still feels aggrieved by the Committee's decision concerning his benefits hereunder, the Executive Officer can request the Human Resources Committee of the Board of Directors to review his case. The request for hearing must be made in writing within 60 days from the date of the Committee's decision. The Human Resources Committee of the Board of Directors shall review said decision within four months after receiving the Executive Officer's request for review and shall, within a reasonable time thereafter, render a decision respecting the Executive Officer's claim, which shall be final, binding and conclusive.

          If any Executive Officer feels aggrieved by any decision of the Company concerning his rights hereunder, the Company shall provide, upon the written request of the Executive Officer, specific written reasons for its decision. If the Executive Officer is not satisfied with the Company's decision with respect to his rights, the Executive Officer can request the Human Resources Committee of the Board of Directors to review his case. The Executive Officer's request must be made within 60 days of the mailing of the Company's written decision, and the Human Resources Committee of the Board of Directors will handle the review in the same manner as set forth above with respect to appeals from Com-mittee decisions.

              ARTICLE VI:  AMENDMENT AND TERMINATION

     6.1 Amendment: To provide for contingencies which may require the clarification, modification or amendment of this Supplemental Plan, the Company reserves the right to amend this Supplemental Plan at any time; provided, however, no amendment shall affect any benefits previously granted hereunder to any Executive Officer who elected or was required, pursuant to this Supplemental Plan, to retire early. Further, prior to any amendment of the Supplemental Plan, the Company shall give at least 90 days' prior written notice to any Executive Officer, who at the time of the amendment will be eligible to receive Early Retirement Benefits hereunder, of the proposed amendment and his eligibility to elect early retirement prior to the effective date of the amendment.

     6.2 Termination: It is the present intention of the Company to maintain this Supplemental Plan indefinitely. Nonetheless, the Company reserves the right, at any time, to terminate the Supplemental Plan; provided, however, no termination shall affect any benefits previously granted hereunder to an Executive Officer who elected or was required, pursuant to this Supplemental Plan, to retire early; and provided further, that prior to any termination, the Company shall give at least 90 days' prior written notice to any Executive Officer, who at the time of the termination will be eligible to receive Early Retirement Benefits hereunder, of the proposed termination and of his option to elect, prior to the termination, to take early retirement under this Supplemental Plan prior to the effective date of the termination.


                    ARTICLE VII:  MISCELLANEOUS

     7.1 Benefits Not Transferable or Assignable: None of the benefits, payments, proceeds, claims or rights of any Executive Officer hereunder shall be subject to the claim of any creditor of the Executive Officer, other than the Company as permitted in
Section 7.2 hereof; nor shall any Executive Officer have any right to transfer, assign, encumber or otherwise alienate any of the benefits or proceeds which he may expect to receive, contingently or otherwise, under this Supplemental Plan.

     7.2 Setoff: The Company shall have the right to withhold and deduct from payments due hereunder to any Executive Officer any amounts owed by the Executive Officer to the Company which were incurred prior to the Executive Officer's Early Retirement Date.